
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-K
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER>     1,000

<PERIOD-TYPE>                   YEAR                   6-MOS
<FISCAL-YEAR-END>                          MAR-28-1997             MAR-29-1996
<PERIOD-START>                             MAR-30-1996             SEP-30-1995
<PERIOD-END>                               MAR-28-1997             MAR-29-1996
<CASH>                                          10,110                  19,723
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    6,894                   5,260
<ALLOWANCES>                                         0                       0
<INVENTORY>                                      7,959                   4,443
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         154,133                 102,208
<DEPRECIATION>                                  42,017                  19,509
<TOTAL-ASSETS>                                 467,550<F1>             248,167
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        329,278<F2>             201,655
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        41,391                  18,104
<OTHER-SE>                                    (29,418)                (20,252)
<TOTAL-LIABILITY-AND-EQUITY>                   467,550<F3>             248,167
<SALES>                                              0                       0
<TOTAL-REVENUES>                               206,852<F4>              89,070
<CGS>                                                0                       0
<TOTAL-COSTS>                                  139,446<F5>              60,536
<OTHER-EXPENSES>                                52,604<F6>              20,236
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                              27,417                  11,830
<INCOME-PRETAX>                               (12,615)                 (3,532)
<INCOME-TAX>                                   (2,307)<F7>               (998)
<INCOME-CONTINUING>                           (10,308)                 (2,534)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                  (296)                 (8,925)
<CHANGES>                                            0                       0
<NET-INCOME>                                  (10,604)<F8>            (11,459)
<EPS-PRIMARY>                                        0                       0
<EPS-DILUTED>                                        0                       0

<F1>Includes Advance Rental Payments of $38,472 and $20,320, Contract Rights of
$180,557 and $59,745 and Goodwill of $95,771 and $44,071 each net of accummulated amortization, for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F2>Includes $196,655 of 11 3/4% senior notes for the year ended March 28, 1997 and the six months ended March 29, 1996 as well as debt outstanding under a credit facility of $130,000 for the year ended March 28,, 1997.
<F3>Includes Accrued Commissions of $10,573 and $7,380 and Accrued Interest of
$9,712 and $7,745, for the period ended March 28, 1997 and the six months ended
March 29, 1996, respectively.
<F4>Total Revenues include Sales of laundromats and equipment of $20,712 and $8,625 for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F5>Total Costs include Cost of Goods Sold of $14,766 and $6,011, for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F6>Other Expenses include stock based compensation charges of $1,768 for the year ended March 28, 1997.
<F7>The provision (benefit) for income taxes consists of $200 and $50 currently payable and ($2,507) and ($1,048) deferred, for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F8>In addition, EDITDA (earnings before interest, income taxes, depreciation and amortization) of $62,886 (before the deduction for the stock-based compensation charge) and $26,510 was generated for the reported periods.  EDITDA is a meaningful measure of a company's ability to service debt.

